Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SED HOME USA, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF FEBRUARY, A.D. 2015, AT 4:19 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

5699013 8100

150254791

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 2146699

DATE: 02-24-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:19 PM 02/24/2015
FILED 04:19 PM 02/24/2015
SRV 150254791 - 5699013 FILE

STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION

- **First:** The name of this Corporation is SeD Home USA, Inc.

- **Second:** Its registered office in the State of Delaware is to be located at 16192 Coastal Hwy. Street, in the City of Lewes County of Sussex Zip Code 19958. The registered agent in charge thereof is Harvard Business Services, Inc.

- **Third:** The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

- **Fourth:** The amount of the total stock of this corporation is authorized to issue is 500,000,000 shares (number of authorized shares) with a par value of 0.0001000000 per share.

- **Fifth:** The name and mailing address of the incorporator are as follows:

  Name Conn Flanigan
  Mailing Address 1601 Blake Street #310
  Denver, CO Zip Code 80202

- **I, The Undersigned,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 24 day of February, A.D. 20 15.

BY: [signature]
(Incorporator)

NAME: Conn Flanigan
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Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SED HOME USA, INC.", CHANGING ITS NAME FROM "SED HOME USA, INC." TO "SED HOME, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MAY, A.D. 2015, AT 3:13 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

5699013 8100

150810104

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 2417486

DATE: 05-28-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:13 PM 05/28/2015
FILED 03:13 PM 05/28/2015
SRV 150810104 - 5699013 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of SeD Home USA, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of this Corporation is SeD Home, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 27th day of May, 2015.

By: ______________________
Authorized Officer

Title: Secretary

Name: Conn Flanigan
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